UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 28, 2008

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Lattice Semiconductor Corporation (the “Company”) announced that on July 28, 2008, its board of directors (the “Board”) appointed Corporate Controller Robert O’Brien, 50, to serve as Interim Chief Financial Officer, effective upon Executive Vice President and Chief Financial Officer Jan Johannessen’s previously announced resignation on July 31, 2008. Mr. O’Brien will retain his duties as Corporate Controller. Mr. O’Brien will serve as Interim Chief Financial Officer until a permanent Chief Financial Officer is appointed by the Board of Directors.

The Company also announced that the Board on July 28, 2008 had increased its size from six to seven members and had appointed President and Chief Executive Officer Bruno Guilmart to fill the vacancy created thereby. Mr. Guilmart will serve as a Class I director, to serve until the current term expires for the Class I directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: July 31, 2008	By:	/s/ Byron W. Milstead
Byron W. Milstead
Corporate Vice President and
General Counsel